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                                                                     Exhibit 4.5

                             NOTE PLEDGE AGREEMENT

            NOTE PLEDGE AGREEMENT, dated as of December 20, 1996 (this "Pledge Agreement"), between TV Filme, Inc., a Delaware corporation (the "Company"), and IBJ Schroder Bank & Trust Company, as collateral agent (the "Trustee"), for the holders ("Holders") of the Notes (as defined herein).

                              W I T N E S S E T H :

            WHEREAS, the Company and IBJ Schroder Bank & Trust Company, as trustee, have entered into that certain indenture, dated as of December 20, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Company is issuing on the date hereof $140,000,000 in aggregate principal amount of 12 7/8% Senior Notes due 2004 (together with the Exchange Notes (as defined in the Indenture), the "Notes");

            WHEREAS, pursuant to the Indenture, the Company will on the date hereof loan $140,000,000 to its subsidiary, ITSA - Intercontinental Telecomunicacoes Ltda., a Brazilian corporation ("ITSA"), which loan will be evidenced by the Note, dated the date hereof (the "Intercompany Note"), made by ITSA to the order of the Company;

            WHEREAS, the Company is the legal and beneficial owner of the Intercompany Note; and

            WHEREAS, to secure its obligations under the Indenture and the Notes, the Pledgor has agreed to (i) pledge to the Trustee, and grant to the Trustee, for its benefit and the ratable benefit of the Holders of Notes, a security interest in, the Intercompany Note and (ii) execute and deliver this Pledge Agreement in order to secure the payment and performance by the Pledgor of all such obligations;

            NOW, THEREFORE, the parties hereto agree as follows:

            1.    Defined Terms.

            (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

            (b) As used herein, the following terms shall have the following meanings:

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            "Collateral Account" means any account established to hold money
      Proceeds, maintained under the sole dominion and control of the Trustee, subject to withdrawal by the Trustee for the account of the, collectively, Holders only as provided in paragraph 12(c) hereof.

            "Obligations" means, collectively, the unpaid principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes and all other obligations and liabilities of the Company to the Holders (including, without limitation, interest accruing at the then applicable rate provided in the Notes and the Indenture after the maturity of the Notes and interest accruing at the then applicable rate provided in the Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Notes, the Indenture, the Registration Rights Agreement or any other document made, delivered or given in connection therewith, whether on account of principal, premium, interest, Liquidated Damages, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Trustee that are required to be paid by the Company pursuant to the terms of the Indenture).

            "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, principal, interest and other income from the Note and all collections thereon.

            (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and section and paragraph references are to this Pledge Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            2. Pledge and Grant of Security Interest.

            The Company hereby delivers and pledges to the Trustee the Intercompany Note, for its benefit and for the ratable benefit of the Holders of Notes, and grants to the Trustee for its benefit and for the ratable benefit of the Holders of Notes, a continuing first priority security interest in and to
(i) all of the Company's right, title and interest in the Intercompany Note,
(ii) the interest any holder of the Intercompany Note under any and all documents and instruments that from time to time secure or guarantee payment of the Intercompany Note, (iii) in any and all collateral, if any, from time to time subject to any such documents or instruments and (iv) all Proceeds (collectively, the "Collateral") as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations.

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            3. Indorsement; Acknowledgement and Consent.

            Concurrently with the delivery of the Intercompany Note to the Trustee pursuant to Section 2 hereof:

            (a) the Intercompany Note shall be indorsed by the Company as follows:

                  "Pay to the order of Bearer

                        TV FILME, INC.

                        By:________________________
                        Name:"; and

            (b) the Company shall deliver to the Trustee an Acknowledgment and Consent, substantially in the form of Exhibit A hereto, duly executed by ITSA.

            4. Payments Under the Intercompany Note.

            (a) Unless an Event of Default shall have occurred and be continuing, the Company shall be permitted to receive all regularly scheduled payments of principal and interest under the Intercompany Note, as such payments become due. If an Event of Default shall occur and be continuing, and the Trustee shall have given notice to the Company of the Trustee's intent to exercise its rights pursuant to Section 7 hereof, all payments of principal and interest under the Intercompany Note shall be paid to the Trustee, which shall hold the same as Collateral hereunder. If the Company shall receive any such payments, the Company shall hold the same in trust for the Trustee and the Holders, segregated from other funds of the Company, and deliver the same forthwith to the Trustee in the exact form received, duly indorsed by the Company to the Trustee, if required.

            (b) All Proceeds realized by the Company in connection with a default under the Intercompany Note and acceleration of the maturity thereof shall be paid to the Trustee, which shall hold such payments as Collateral hereunder. If the Company shall receive any such payments, the Company shall hold the same in trust for the Trustee and the Holders, segregated from other funds of the Company, and deliver the same forthwith to the Trustee in the exact form received, duly indorsed by the Company to the Trustee, if required.

            (c) All money Proceeds received by the Trustee hereunder shall be held by the Trustee for the benefit of the Holders in a Collateral Account. All Proceeds while held by the Trustee in a Collateral Account (or by the Company in trust for the Trustee and the Holders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in paragraph 12(c).

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            5. Representations and Warranties.

            The Company hereby represents and warrants that:

            (a) The execution, delivery and performance by the Company of this Pledge Agreement does not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of formation of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company, except for the security interests granted under this Pledge Agreement.

            (b) No financing statement covering the Collateral is on file in any public office (other than the financing statements filed pursuant to this Pledge Agreement).

            (c) Upon the delivery to the Trustee of the Intercompany Note, the pledge of the Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in and to the Collateral, securing the payment of the Obligations for the benefit of the Trustee and the ratable benefit of the Holders of Notes, enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of the Collateral from the Pledgor, other than as permitted by the Indenture, except as such enforcement may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding of equity or at law.

            (d) No consent of any other person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Company and the Pledgor (except for any notices, filings and notations necessary to perfect Liens on the Collateral) or (ii) for the exercise by the Trustee of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement (except for the usual and customary types of notices, filings and notations which may be required in connection with any foreclosure or other sale or transfer of the Collateral).

            (e) The Company is the legal and beneficial owner of, and has good and marketable title to, the Intercompany Note, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Pledge Agreement and any nonconsensual Permitted Lien which may arise by operation of law or statute, provided that such Lien is junior in priority to that created under this Pledge Agreement and is not being enforced in any respect against the Collateral.

            (f) The Intercompany Note is the legal, valid and enforceable obligation of ITSA, except as enforceability may be affected by bankruptcy, insolvency, fraudulent

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      conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Intercompany Note is not subject to any right of counterclaim or offset whatsoever.

            (g) There exists no default under the Intercompany Note. There exists no security interest or guarantee (other than the Subsidiary Guarantees) that secures or supports payment of the indebtedness evidenced by the Intercompany Note.

            6. Further Assurances.

            The Company agrees to promptly take such actions and to execute and deliver or cause to be executed and delivered, or use its best efforts to procure, such stock or bond powers, proxies, assignments, instruments and such other or different writings as the Trustee may reasonably request, all in form and substance satisfactory to the Trustee, deliver any instruments to the Trustee and take any other actions that are necessary or, in the reasonable opinion of the Trustee, desirable, to perfect, continue the perfection of, confirm and assure the first priority of the Trustee's security interest in the Collateral, to protect the Collateral against the rights, claims or interests of third persons, to otherwise effect the purpose of this Pledge Agreement.

            7. Covenants.

            The Company covenants and agrees with the Trustee and the Holders of Notes from and after the date of this Pledge Agreement until the earlier to occur of (i) payment in full in cash of all Obligations due and owing under the Indenture and the Notes and (ii) the occurrence of Legal Defeasance or Covenant Defeasance under the Indenture that:

            (a) The Company will not assign, transfer, or encumber any of its right, title or interest under, in or to the Collateral.

            (b) The Company will not take or omit to take any action, the taking or the omission of which would result in an alteration or impairment of the Collateral or the security of this Agreement.

            (c) The Company will not enter into any agreement amending or supplementing the Collateral.

            (d) The Company will not waive or release any obligation of any party to the Collateral.

            (e) The Company will not permit or accept any payment of interest more than 30 days in advance of the scheduled due date of such payment or permit or accept any prepayment of principal under the Intercompany Note without the consent of the Trustee.

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            (f) Unless directed otherwise by the Trustee, the Company will exercise promptly and diligently each and every right which it may have under the Collateral (except the right to release or cancel).

            (g) The Company will not take or omit to take any action or suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Collateral.

            (h) The Company will give the Trustee copies of all notices (including notices of default) given or received with respect to the Collateral, promptly after giving or receiving such notices.

            (i) The Company shall maintain the security interest created by this Pledge Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Trustee, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Trustee reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately delivered to the Trustee, duly indorsed in a manner satisfactory to the Trustee, to be held as Collateral under this Pledge Agreement.

            (j) The Company shall pay, and save the Trustee and the Holders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes and any and all recording and filing fees which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

            8. Power of Attorney.

            In addition to all of the powers granted to the Trustee pursuant to
Article 6 of the Indenture, the Company hereby appoints and constitutes the Trustee as the Company's attorney-in-fact to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default: (i) collection of proceeds of any Collateral; (ii) conveyance of any item of Collateral to any purchaser thereof; (iii) giving of any notices or recording of any Liens under
Section 6 hereof; (iv) making of any payments or taking any acts under Section 9 hereof and (v) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its reasonable discretion, and such payments made by the Trustee to become the Obligations of the Company to the Trustee, due and payable immediately upon demand. The Trustee's authority hereunder shall include, without limitation, the authority to endorse and negotiate

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any checks or instruments representing proceeds of Collateral in the name of the
Company, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Company's or the Company's name on all financing statements (to the extent permitted by applicable law) or any other documents reasonably deemed necessary or appropriate by the Trustee to preserve, process or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Company's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Company.

            9. Trustee May Perform.

            If the Company fails to perform any agreement contained herein, the Trustee may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Trustee incurred in connection therewith shall be payable by the Company under Section 13 hereof.

            10. No Assumption of Duties; Reasonable Care.

            The rights and powers granted to the Trustee hereunder are being granted in order to preserve and protect the Trustee's and the Holders' of Notes security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Trustee in connection therewith other than those imposed under applicable law.

            11. Indemnity.

            The Company shall indemnify, defend and hold harmless the Trustee and its directors, officers, agents and employees from and against all claims, actions, obligations, losses, liabilities and expenses, including costs, fees and disbursements of counsel (including, without limitation, the reasonable cost to the Trustee of legal counsel), the costs of investigations, and claims for damages, arising from or in connection with the Trustee's performance or duties under this Pledge Agreement (other than such claims, actions, obligations, losses, liabilities and expenses which result from the gross negligence or willful misconduct of the Trustee or any such other Person).

            12. Remedies Upon Event of Default.

            If an Event of Default shall have occurred:

            (a) The Trustee shall have and may exercise with reference to the Collateral any or all of the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of New York (the "UCC"), and as otherwise granted herein or under any other applicable law or under any other agreement now or hereafter in effect executed by the Company, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof in any manner authorized or permitted under

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      said UCC after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and expenses thereby incurred by the Trustee and toward payment of the Obligations in such order or manner as the Trustee may elect. Specifically and without limiting the foregoing, the Trustee shall have the right to take possession of all or any part of the Collateral or any security therefor and of all books, records, papers and documents of the Company or in the Company's possession or control relating to the Collateral which are not already in the Trustee's possession, and for such purpose may enter upon any premises upon which any of the Collateral or any security therefor or any of said books, records, papers and documents are situated and remove the same therefrom without any liability for trespass or damages thereby occasioned. To the extent permitted by law, the Company expressly waives any notice of sale or other disposition of the Collateral and all other rights or remedies of the Company or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of the Trustee existing after default hereunder; and to the extent any such notice is required and cannot be waived, each of the Company and the Pledgor agrees that if such notice is given in the manner provided in Section 17 hereof at least five (5) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale. The Company further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary.

            (b) All rights to marshalling of assets of the Company, including any such right with respect to the Collateral, are hereby waived by the Company.

            (c) If an Event of Default shall have occurred and be continuing, at any time at the Trustee's election, the Trustee may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Trustee may elect.

            13. Expenses.

            The Company agrees upon demand (i) to pay or reimburse the Trustee for all of its reasonable out-of-pocket costs and reasonable expenses (including, without limitation, the reasonable fees, expenses and disbursements of counsel, experts and agents retained by the Trustee) that the Trustee may incur in connection with (A) the administration of this Pledge Agreement and (B) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral and (ii) to pay or reimburse the Trustee for all of its out-of-pocket costs and expenses (including, without limitation, the fees, expenses and disbursements of counsel, experts and agents retained by the Trustee) that the Trustee may incur in connection with (A) the exercise or enforcement of any of the rights of the Trustee and the Holders of Notes hereunder or (B) the failure by the Company to perform or observe any of the provisions hereof.

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            14. Security Interest Absolute.

            All rights of the Trustee and the Holders of Notes and security interests hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

            (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

            (c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Obligations; or

            (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Obligations or of this Pledge Agreement.

            15. Continuing Security Interest; Termination.

            (a) This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in the Indenture or in this Pledge Agreement, remain in full force and effect until the earlier to occur of (i) payment in full in cash of all Obligations due and owing under the Indenture and the Notes and (ii) the occurrence of Legal Defeasance or Covenant Defeasance under the Indenture. This Pledge Agreement shall be binding upon the Company, their respective successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of Notes and their respective successors, transferees and assigns.

            (b) This Pledge Agreement shall terminate upon the earlier to occur of (i) the payment in full in cash of all Obligations due and owing under the Indenture and the Notes and (ii) the occurrence of Legal Defeasance or Covenant Defeasance under the Indenture. At such time, the Trustee shall, at the written request of the Company, reassign and redeliver to the Company all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Pledge Agreement and the Indenture. Such reassignment and redelivery shall be without warranty (either express or implied) by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interest in the Collateral, and shall be at the expense of the Company.

            (c) Notwithstanding any provision in this Pledge Agreement, if any of the events described in Section 8.8 of the Indenture occurs, the Company shall use its best

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                                                                              10


      efforts to immediately cause the Trustee, for its benefit and for the ratable benefit of the Holders of Notes, to have a perfected first priority security interest in the Collateral. This paragraph shall survive the termination of this Pledge Agreement.

            16. Authority of the Trustee.

            (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Trustee, any director, officer, employee, attorney or agent of the Trustee nor the Holders of Notes shall be liable to the Company for any action taken or omitted to be taken by it or them hereunder, except for its or their own bad faith, gross negligence or willful misconduct, nor shall the Trustee be responsible for the validity, effectiveness or sufficiency hereof, or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

            (b) The Company acknowledges that the rights and responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the Holders of Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Company, the Trustee shall be conclusively presumed to be acting as agent for the Holders of Notes with full and valid authority so to act or refrain from acting, and the Company shall not be obligated or entitled to make any inquiry respecting such authority.

            17. Notices.

            Any communication, notice or demand to be given hereunder shall be duly given hereunder if given in the form and manner, and delivered to their address set forth in the Indenture, or in such other form and manner or to such other address as shall be designated by any party hereto to each other party hereto in a written notice delivered in accordance with the terms of the Indenture.

            18. No Waiver; Cumulative Rights.

            No failure on the part of the Trustee to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Trustee of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and

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                                                                              11


power hereby granted to the Trustee or allowed it by law or other agreement shall be cumulative and not exclusive the one of any other, and may be exercised by the Trustee from time to time.

            19. Benefits of Pledge Agreement.

            Nothing in this Pledge Agreement, express or implied shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

            20. Submission to Jurisdiction; Appointment of Agent for Service; Currency Indemnity.

            (a) To the fullest extent permitted by applicable law, the Company irrevocably submits to the jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Pledge Agreement (solely in connection with any such suit or proceeding), and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company hereby irrevocably designates and appoints Corporation Service Company, 375 Hudson Street, New York, New York 10014, U.S.A. (the "Process Agent"), as the authorized agent of the Company upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of Corporation Service Company as such authorized agent shall become effective immediately without any further action on the part of the Company. The Company represents to the Holders that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs the Process Agent to accept such service. The Company further agrees that service of process upon the Process Agent and written notice of said service to the Company mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any Holder or any person controlling such Holder to serve process in any other manner permitted by law. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as the Company has any outstanding obligations under this Pledge Agreement. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of note, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Pledge Agreement, to the extent permitted by law.

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            (b) The obligation of the parties to make payments hereunder is in
      U.S. dollars (the "Obligation Currency") and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the effective receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder, and the party liable to make such payment agrees to indemnify the party which is to receive such payment (as an additional, separate and independent cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of the Obligation Currency expressed to be payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due under this Pledge Agreement.

            21. Governing Law.

            THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            22. Waiver of Jury Trial.

            EACH OF THE COMPANY AND THE TRUSTEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH IN ANY MANNER ARISES OUT OF OR IN CONNECTION WITH OR IS IN ANY WAY RELATED TO THIS PLEDGE AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

            23. Execution in Counterparts.

            This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            24. No Personal Liability of Directors, Officers, Employees and Others.

            No past, present or future director, officer, employee, incorporator, partner or stockholder of the Company will have any liability for any obligations of the Company under this Pledge Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

            IN WITNESS WHEREOF, the parties have caused his Pledge Agreement to be duly executed as of the date first above written.


                          TV FILME, INC.


                          By /s/ Hermano Studart Lins de Albuquerque
                             ------------------------------------------
                              Name: Hermano Studart Lins de Albuquerque
                              Title: Chief Executive Officer


                          IBJ SCHRODER BANK & TRUST COMPANY

                          By /s/ Max Volmar
                             ------------------------------------------
                              Name: Max Volmar
                              Title: Vice President



WITNESSES:


By /s/ Regina L. Hillman
   ---------------------------
    Name: Regina L. Hillman


By /s/ Jaime Mercado
    Name: Jaime Mercado

STATE OF NEW YORK             )
                              :  ss.
COUNTY OF NEW YORK            )


             On this 16th day of December, 1996, before me, a notary public within and for said county, personally appeared Hermano Studart Lins de Albuquerque to me personally known who being duly sworn, did say that he is Vice President of TV Filme, Inc., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.



                                            /s/ Olivia Savell
                                            ----------------------------
                                              Notary Public
[NOTARIAL SEAL]

STATE OF NEW YORK             )
                              :  ss.
COUNTY OF NEW YORK            )


             On this 20th day of December, 1996, before me, a notary public within and for said county, personally appeared Max Volmar to me personally known who being duly sworn, did say that he is Vice President of IBJ Schroder Bank & Trust Company, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.



                                             /s/ Paul V. Coughlin
                                             --------------------------
[NOTARIAL SEAL]                               Notary Public

                                                                     EXHIBIT A
                                                      to Note Pledge Agreement



                                    December 20, 1996



TO:   ITSA - Intercontinental Telecomunicacoes Ltda.,


      Reference is hereby made to the Note, dated December 20, 1996 (the "Intercompany Note"), between you and TV Filme, Inc. (the "Company") in the original principal amount of $140,000,000. By Note Pledge Agreement, dated as of December 20, 1996 (the "Pledge Agreement"), the Company has pledged the Intercompany Note and all collateral security therefor and all guarantees thereof to IBJ Schroder Bank & Trust Company, as trustee (the "Trustee") for the Holders of Notes referred to in the Pledge Agreement, to secure payment and performance of obligations of the Company to the Trustee and such Holders.

      You are hereby irrevocably directed, upon receipt of notice from the Trustee that an Event of Default has occurred and is continuing under the Indenture as defined in the Pledge Agreement, to make any and all payments becoming due under the Intercompany Note directly to the Trustee, without set-off or counterclaim, as provided in the Intercompany Note at the Trustee's office located at One State Street, New York, New York 10004.

      The instructions contained herein are irrevocable and may not be amended, revoked or otherwise modified without the prior written consent of the Trustee.


TV FILME, INC.                         IBJ SCHRODER BANK & TRUST
                                          COMPANY, as Trustee


By:_______________________________        By:___________________________________
   Name:                                     Name:
   Title:                                    Title:

                          ACKNOWLEDGEMENT AND CONSENT

            The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement described in the foregoing letter and agrees for the benefit of the Trustee and the Holders to be bound by the terms of the Pledge Agreement and to comply with the terms of the foregoing letter. To the best knowledge of the undersigned, no representation or warranty of the Company in the Pledge Agreement is incomplete or incorrect.


                              ITSA - INTERCONTINENTAL
                                TELECOMUNICACOES LTDA.


                              By:____________________________
                                 Name:
                                 Title: